Exhibit 99.1

FOR IMMEDIATE RELEASE

Stifel Financial Corp. Reports First Quarter 2011 Financial Results

Net Revenues, Net Income and Diluted EPS Second Only to Record Fourth Quarter 2010 Results

• Net revenues of $366.6 million increased 18% from the first quarter of 2010.
• Non-GAAP net income of $32.9 million[1], or $0.52 per diluted share[2].
• GAAP net income of $31.4 million, or $0.50 per diluted share[2].
• As of March 31, 2011, stockholders' equity was $1.3 billion; book value per share was $24.32[2].

ST. LOUIS, May 9, 2011 - Stifel Financial Corp. (NYSE: SF) today reported unaudited GAAP net revenues of $366.6 million for the three months ended March 31, 2011. The company reported non-GAAP net income of $32.9 million1, or $0.52 per diluted share2, on net revenues of $366.6 million. On a GAAP basis, the company reported unaudited net income of $31.4 million, or $0.50 per diluted share2, for the three months ended March 31, 2011, compared to net income of $23.7 million, or $0.45 per diluted share2, on net revenues of $312.0 million for the first quarter of 2010.  Results for the three months ended March 31, 2011 were reduced by merger-related expenses of $1.5 million after-tax ($2.5 million pre-tax), or $0.02 per diluted share2, all of which related to the merger with Thomas Weisel Partners Group, Inc. ("TWPG"). A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

For the fourth quarter of 2010, the company reported record non-GAAP net income of $47.3 million1, or $0.74 per diluted share2, on record net revenues of $402.8 million. On a GAAP basis, the company reported unaudited record net income of $41.4 million, or $0.65 per diluted share2, for the three months ended December 31, 2010.

"Following our record fourth quarter results, the first quarter of 2011 proved to be our second best quarter in terms of net revenues, net income and diluted EPS. We also achieved our pre-tax margin goal of 15% on a non-GAAP basis. These results highlight our company's continued ability to capitalize on opportunities in serving both our growing private client base and middle-market companies," commented Ronald J. Kruszewski, Chairman, President and Chief Executive Officer of Stifel Financial. "Consistent with industry trends, our investment banking results in the quarter were sequentially lower, primarily impacted by a decline in advisory and municipal underwriting activity, particularly when compared with our record fourth quarter revenues. Our pipeline remains promising, with a significant weighting in the technology sector."

Summary Results of Operations (Unaudited)
For the Three Months Ended
(in 000s)	3/31/11	3/31/10	% Change	12/31/10	% Change
Net revenues	$366,613	$312,030	17.5	$401,599	(8.7)
Non-GAAP net revenues [1]	$366,619	$312,030	17.5	$402,787	(9.0)
Net income	$31,398	$23,740	32.3	$41,394	(24.1)
Non-GAAP net income [1]	$32,926	$23,740	38.7	$47,318	(30.4)
Earnings per share: [2]
Basic	$0.60	$0.52	15.4	$0.81	(25.9)
Diluted	$0.50	$0.45	11.1	$0.65	(23.1)
Non-GAAP diluted [1]	$0.52	$0.45	15.6	$0.74	(29.7)

1 A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

2 All per share information has been retroactively adjusted to reflect the April 2011 three-for-two stock split.

Business Segment Results

Summary Segment Results (Unaudited)
(in thousands)
For the Three Months Ended
	3/31/11	3/31/10	% Change	12/31/10	% Change
Net revenues: 3
Global Wealth Management	$238,446	$199,421	19.6	$236,424	0.9
Institutional Group	126,994	113,292	12.1	165,902	(23.5)
Other	1,179	(683)	272.5	461	155.8
Net revenues	$366,619	$312,030	17.5	$402,787	(9.0)
Operating contribution: [3]
Global Wealth Management	$61,472	$39,158	57.0	$62,717	(2.0)
Institutional Group	21,393	27,456	(22.1)	43,656	(51.0)
Other	(29,714)	(27,049)	9.9	(29,994)	(0.9)
Income before income taxes	$53,151	$39,565	34.3	$76,379	(30.4)

Global Wealth Management

For the quarter ended March 31, 2011, the Global Wealth Management ("GWM") segment generated pre-tax operating income of $61.5 million, compared to $39.2 million in the first quarter of 2010 and $62.7 million in the fourth quarter of 2010. Net revenues for the quarter were $238.4 million, compared to $199.4 million in the first quarter of 2010, and $236.4 million in the fourth quarter of 2010. The increase in net revenues over the comparable period in 2010 is primarily attributable to: (1) higher commissions revenues as a result of increased client assets and higher productivity; (2) growth in asset management and service fees as a result of an increase in assets under management through market performance and the merger with TWPG; and (3) increased equity underwriting sales credits.

•         The Private Client Group reported record net revenues of $229.5 million, a 21% increase compared to the first quarter of 2010 and a 1% increase compared to the fourth quarter of 2010.

•         Stifel Bank reported net revenues of $8.9 million, a 9% decrease compared to the first quarter of 2010 and the fourth quarter of 2010.

Institutional Group

For the quarter ended March 31, 2011, the Institutional Group segment generated pre-tax operating income of $21.4 million, compared to $27.5 million in the first quarter of 2010, and $43.7 million in the fourth quarter of 2010. Net revenues for the quarter were $127.0 million, compared to $113.3 million in the first quarter of 2010 and $165.9 million in the fourth quarter of 2010. The growth in revenue over the comparable period in 2010 was driven by an increase in equity commissions and, to a lesser extent, equity capital raising which was primarily related to improved equity capital market conditions and the merger with TWPG. The increase in activity was offset by a decline in fixed income institutional brokerage revenues, which was negatively impacted by the challenging market conditions present during the first quarter of 2011. The decrease in net revenues from the record fourth quarter was primarily attributable to a decrease in advisory services and equity and fixed income origination volume, offset by an increase in institutional brokerage revenues.

3 The results for the three months ended March 31, 2011 and December 31, 2010 are Non-GAAP measures. A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

Institutional brokerage revenues were $90.7 million, a 9% increase compared to the first quarter of 2010 and a 10% increase compared to the fourth quarter of 2010.

•         Equity institutional brokerage revenues were $52.4 million, a 36% increase compared to the first quarter of 2010 and a 13% increase compared to the fourth quarter of 2010.

•         Fixed income institutional brokerage revenues were $38.3 million, a 14% decrease compared to the first quarter of 2010 and a 6% increase compared to the fourth quarter of 2010.

Investment banking revenues were $35.1 million, a 21% increase compared to the first quarter of 2010 and a 57% decrease compared to the record performance in the fourth quarter of 2010.

•         Equity capital raising revenues were $23.0 million, a 63% increase compared to the first quarter of 2010 and a 33% decrease compared to the fourth quarter of 2010.

•         Fixed income capital raising revenues were $3.0 million, a 49% decrease compared to the first quarter of 2010 and a 51% decrease compared to the fourth quarter of 2010.

•         Equity advisory fee revenues were $8.4 million, a 1% decrease compared to the first quarter of 2010, and a 78% decrease compared to the fourth quarter of 2010.

•         Fixed income advisory fee revenues were $0.7 million, a 57% increase compared to the first quarter of 2010 and a 76% decrease compared to the fourth quarter of 2010.

Consolidated Compensation and Benefits Expenses

For the quarter ended March 31, 2011, compensation and benefits expenses were $231.2 million, a 12% increase compared to the first quarter of 2010, and a 3% decrease compared to the fourth quarter of 2010. The increase in compensation and benefits expenses from the comparable period in 2010 is primarily due to increased revenue production and profitability and the merger with TWPG. The decrease from the fourth quarter of 2010 is primarily attributable to a decrease in variable compensation as a result of lower revenues.

Excluding the merger-related expenses in the fourth quarter of 2010 and first quarter of 2011, compensation and benefits as a percentage of net revenues was 63%4 compared to 66% in the first quarter of 2010 and 59%4 in the fourth quarter of 2010. Transition pay, which primarily consists of amortization of upfront notes, signing bonuses and retention awards, as a percentage of net revenues was 5% compared to 6% in the first quarter of 2010 and 4% in the fourth quarter of 2010.

Consolidated Non-Compensation Operating Expenses

For the quarter ended March 31, 2011, non-compensation operating expenses were $84.7 million, which included $2.7 million of merger-related expenses; increased 28% compared to the first quarter of 2010 and decreased 13% from the fourth quarter of 2010. Excluding merger-related expenses in the fourth quarter of 2010 and the first quarter of 2011, non-compensation operating expenses were $82.1 million for the first quarter of 2011, a 24% increase compared to the first quarter of 2010 and an 8% decrease compared to the fourth quarter of 2010. The increase in non-compensation operating expenses from the comparable period in 2010 is primarily due to increased variable expenses associated with revenue growth and an increase in expenses as a result of the merger with TWPG. The decrease in non-compensation operating expenses from the fourth quarter of 2010 is primarily due to a decrease in variable expenses as a result of lower revenues.

Excluding the merger-related expenses in the fourth quarter of 2010 and first quarter of 2011, non-compensation operating expenses as a percentage of net revenues for the quarter ended March 31, 2011 was 22%4 compared to 21% in the first quarter of 2010 and 22%4 in the fourth quarter of 2010.

Provision for Income Taxes

The effective income tax rate for the quarter ended March 31, 2011 was 38% compared to 40% for the comparable period in 2010.

4 The results for the three months ended March 31, 2011 and December 31, 2010 are Non-GAAP measures. A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

Statement of Financial Condition (Unaudited)

Total assets increased 41% to $4.5 billion as of March 31, 2011 from $3.2 billion as of March 31, 2010. The increase is primarily attributable to growth of the company's bank subsidiary, which has grown its balance sheet to $1.8 billion as of March 31, 2011 from $1.1 billion as of March 31, 2010. As of March 31, 2011, Stifel Bank's investment portfolio of $1.2 billion has increased 117% from March 31, 2010. Over 75% of the investment portfolio is comprised of agency mortgage-backed securities. The increase in total assets is also attributable to the recently completed merger with TWPG. In addition to the net assets acquired in the merger with TWPG, the company recognized goodwill and intangible assets of $145.2 million. The company's broker-dealer subsidiary's gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions.

Total stockholders' equity as of March 31, 2011 increased $374.6 million, or 41%, to $1.3 billion from $912.4 million as of March 31, 2010. The increase is primarily attributable to the issuance of stock upon the completion of the merger with TWPG and the cumulative impact of the previously announced modification of the deferred compensation plan of $73.9 million after-tax, offset by the repurchase of $91.8 million, or 3.0 million shares5, of the company's common stock pursuant to existing Board repurchase authorizations during the year ended December 31, 2010. Book value per share was $24.325 at March 31, 2011.

As of March 31, 2011, the company reported total securities owned and investments at fair value of $1.9 billion, which included securities categorized as Level 3 of $158.1 million. The company's Level 3 assets include auction rate securities with a fair value of $92.0 million as of March 31, 2011.

Non-GAAP Financial Measures

The company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as an additional measure to aid in understanding and analyzing the company's financial results for the three months ended March 31, 2011. Specifically, the company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the company's core operating results and business outlook. The company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the company's results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance. These non-GAAP amounts exclude compensation expense for the acceleration of deferred compensation as a result of the modification of the company's deferred compensation plan and certain compensation and non-compensation operating expenses associated with the merger of TWPG.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the company's business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the company's financial performance should be considered together.

5 All share and per share information has been retroactively adjusted to reflect the April 2011 three-for-two stock split.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and benefits and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three months ended March 31, 2011 to the aforementioned expenses on a non-GAAP basis for the same periods.

Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended March 31, 2011
	GAAP	Merger-related	Non-GAAP

Net revenues	$366,613	$6	$366,619

Non-interest expenses:
Compensation and benefits	231,166	244	231,410
Non-compensation operating expenses	84,763	(2,705)	82,058
Total non-interest expenses	315,929	(2,461)	313,468
Income before income taxes	50,684	2,467	53,151
Provision for income taxes	19,286	939	20,225
Net income	$31,398	$1,528	$32,926

Earnings per share: 6
Basic	$0.60		$0.63
Diluted	$0.50		$0.52

As a percentage of net revenues:
Compensation and benefits	63.1%		63.1%
Non-compensation operating expenses	23.1%		22.4%
Income before income taxes	13.8%		14.5%

Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended December 31, 2010
	GAAP	Merger-related	Non-GAAP

Net revenues	$401,599	$1,188	$402,787

Non-interest expenses:
Compensation and benefits	237,117	242	237,359
Non-compensation operating expenses	97,665	(8,616)	89,049
Total non-interest expenses	334,782	(8,374)	326,408
Income before income taxes	66,817	9,562	76,379
Provision for income taxes	25,423	3,638	29,061
Net income	$41,394	$5,924	$47,318

Earnings per share: [6]
Basic	$0.81		$0.92
Diluted	$0.65		$0.74

As a percentage of net revenues:
Compensation and benefits	59.0%		58.9%
Non-compensation operating expenses	24.4%		22.1%
Income before income taxes	16.6%		19.0%

6 All per share information has been retroactively adjusted to reflect the April 2011 three-for-two stock split.

Conference Call Information

Stifel Financial Corp. will host its first quarter 2011 financial results conference call on Monday, May 9, 2011, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to the company's Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #64539817.  A live audio webcast of the call, as well as a presentation highlighting the company's results, will be available through the company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are primarily served in the U.S. through 312 offices in 44 states, and the District of Columbia through Stifel, Nicolaus & Company, Incorporated and Thomas Weisel Partners LLC, and in Canada through Stifel Nicolaus Canada Inc. Clients in the United Kingdom and Europe are served through offices of Stifel Nicolaus Limited and Stifel Nicolaus Europe Limited (formerly Thomas Weisel Partners International Limited). Each of the broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp.
Summary Results of Operations (Unaudited)
(in thousands, except per share amounts)
For the Three Months Ended
	3/31/11	3/31/10	% Change	12/31/10	% Change
Revenues:
Commissions	$155,786	$105,035	48.3	$139,605	11.6
Principal transactions	92,859	117,420	(20.9)	89,996	3.2
Asset management and service fees	57,680	41,103	40.3	57,042	1.1
Investment banking	41,418	34,221	21.0	90,975	(54.5)
Other income	6,256	1,945	221.6	10,497	(40.4)
Operating revenues	353,999	299,724	18.1	388,115	(8.8)
Interest revenue	18,856	14,647	28.7	18,307	3.0
Total revenues	372,855	314,371	18.6	406,422	(8.3)
Interest expense	6,242	2,341	166.6	4,823	29.4
Net revenues	366,613	312,030	17.5	401,599	(8.7)
Non-interest expenses:
Compensation and benefits	231,166	206,242	12.1	237,117	(2.5)
Occupancy and equipment rental	29,325	24,858	18.0	34,730	(15.6)
Communications and office supplies	18,845	14,418	30.7	19,709	(4.4)
Commission and floor brokerage	6,649	5,744	15.8	7,313	(9.1)
Other operating expenses	29,944	21,203	41.2	35,913	(16.6)
Total non-interest expenses	315,929	272,465	16.0	334,782	(5.6)

Income before income taxes	50,684	39,565	28.1	66,817	(24.1)
Provision for income taxes	19,286	15,825	21.9	25,423	(24.1)
Net income	$31,398	$23,740	32.3	$41,394	(24.1)

Earnings per share: 7
Basic	$0.60	$0.52	15.4	$0.81	(25.9)
Diluted	$0.50	$0.45	11.1	$0.65	(23.1)

Weighted average number of common shares outstanding: [7]
Basic	52,534	46,080	14.0	51,268	2.5
Diluted	63,179	52,537	20.3	63,700	(0.8)

Stifel Financial Corp.
(in thousands, except per share, employee and location amounts)
	3/31/11	3/31/10	% Change	12/31/10	% Change
Statistical Information:
Book value per share [7]	$24.32	$19.67	23.6	$24.42	(0.4)
Financial advisors 8	1,947	1,900	2.5	1,935	0.6
Full-time associates	4,916	4,518	8.8	4,906	0.2
Locations	311	294	5.8	312	(0.3)
Total client assets	$115,284,000	$95,319,000	20.9	$110,593,000	4.2

7 All share and per share information has been retroactively adjusted to reflect the April 2011 three-for-two stock split.

8 Includes 160, 168 and 160 independent contractors at March 31, 2011 and 2010 and December 31, 2010, respectively.

Global Wealth Management Summary Results of Operations (Unaudited)
(in thousands)
For the Three Months Ended
	3/31/11	3/31/10	% Change	12/31/10	% Change
Revenues:
Commissions	$101,762	$79,587	27.9	$92,558	9.9
Principal transactions	56,163	59,871	(6.2)	58,520	(4.0)
Asset management and service fees	57,530	40,894	40.7	56,953	1.0
Net interest	11,169	11,034	1.2	10,277	8.7
Investment banking	6,312	5,302	19.0	5,015	25.9
Other income	5,510	2,733	101.6	13,101	(57.9)
Net revenues	238,446	199,421	19.6	236,424	0.9
Non-interest expenses:
Compensation and benefits	142,586	124,738	14.3	136,009	4.8
Non-compensation operating expenses	34,388	35,525	(3.2)	37,698	(8.8)
Total non-interest expenses	176,974	160,263	10.4	173,707	1.9
Income before income taxes	$61,472	$39,158	57.0	$62,717	(2.0)

As a percentage of net revenues:
Compensation and benefits	59.8%	62.6%		57.5%
Non-compensation operating expenses	14.4%	17.8%		16.0%
Income before income taxes	25.8%	19.6%		26.5%

Stifel Bank & Trust (Unaudited)
(in thousands)
For the Three Months Ended
	3/31/11	3/31/10	% Change	12/31/10	% Change
Other information:
Assets	$1,787,531	$1,115,329	60.3	$1,773,720	0.8
Investment securities	1,190,776	549,121	116.9	1,012,714	17.6
Retained loans, net	396,244	341,718	16.0	388,265	2.1
Loans held for sale, net	30,866	72,179	(57.2)	86,344	(64.3)
Deposits	1,625,890	988,263	64.5	1,623,568	0.1

Allowance as a percentage of loans [9]	0.63%	0.47%		0.60%
Non-performing assets as a percentage of total assets	0.12%	0.10%		0.18%

9 Excluding acquired loans of $146.4 million, $177.5 million and $155.7 million, the allowance as a percentage of gross loans totaled 1.0%, 0.94% and 0.99% as of March 31, 2011 and 2010 and December 31, 2010, respectively.

Institutional Group Summary Results of Operations (Unaudited)
(in thousands)
For the Three Months Ended
	3/31/11	3/31/10	% Change	12/31/10	% Change
Revenues:
Commissions	$54,025	$25,448	112.3	$47,047	14.8
Principal transactions	36,696	57,549	(36.2)	35,564	3.2

Capital raising	26,046	20,004	30.2	40,674	(36.0)
Advisory fees	9,060	8,914	1.6	40,909	(77.9)
Investment banking	35,106	28,918	21.4	81,583	(57.0)
Other income [10]	1,167	1,377	(15.3)	1,708	(31.7)
Net revenues	126,994	113,292	12.1	165,902	(23.5)
Non-interest expenses:
Compensation and benefits	77,187	66,304	16.4	94,300	(18.1)
Non-compensation operating expenses	28,414	19,532	45.5	27,946	1.7
Total non-interest expenses	105,601	85,836	23.0	122,246	(13.6)
Income before income taxes	$21,393	$27,456	(22.1)	$43,656	(51.0)

As a percentage of net revenues:
Compensation and benefits	60.8%	58.5%		56.8%
Non-compensation operating expenses	22.4%	17.3%		16.9%
Income before income taxes	16.8%	24.2%		26.3%

[10] Includes net interest and other income.

Institutional Group Institutional Brokerage & Investment Banking Revenues (Unaudited)
(in thousands)
For the Three Months Ended
	3/31/11	3/31/10	% Change	12/31/10	% Change

Institutional brokerage:
Equity	$52,398	$38,651	35.6	$46,521	12.6
Fixed Income	38,323	44,346	(13.6)	36,090	6.2
Institutional brokerage	90,721	82,997	9.3	82,611	9.8
Investment banking:
Capital raising:
Equity	23,005	14,088	63.3	34,458	(33.3)
Fixed Income	3,041	5,916	(48.6)	6,216	(51.1)
Capital raising	26,046	20,004	30.2	40,674	(36.0)
Advisory fees:
Equity	8,387	8,485	(1.2)	38,119	(78.0)
Fixed Income	673	429	56.9	2,790	(75.9)
Advisory fees	9,060	8,914	1.6	40,909	(77.9)
Investment banking	$35,106	$28,918	21.4	$81,583	(57.0)

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Investor Relations Contact:

Sarah Anderson, (415) 364-2500

investorrelations@stifel.com